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                                                                     Exhibit (i)
                      [MORRISON & FOERSTER LLP LETTERHEAD]











                                 March 27, 2003

Atlantic Whitehall Funds Trust
4400 Computer Drive
Westborough, Massachusetts  01581

         Re:   Shares of Common Stock of Atlantic Whitehall Funds Trust

Ladies/Gentlemen:

         We refer to Post-Effective Amendment No. 18 and Amendment No. 20 to the Registration Statement on Form N-1A (SEC File Nos. 33-83430 and 811-8738) (the "Registration Statement") of Atlantic Whitehall Funds Trust (the "Trust") relating to the registration of an indefinite number of shares of common stock (collectively, the "Shares") of the Growth Fund, Growth and Income Fund, High Yield Fund and Income Fund (the "Fund") of the Trust.

         We have been requested by the Trust to furnish this opinion as Exhibit
(i) to the Registration Statement.

         We have examined documents relating to the organization of the Trust and its series and the authorization and issuance of shares of its series. Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of the Shares by the Trust has been duly and validly authorized by all appropriate corporate action, and assuming delivery by sale or in accord with the Trust's dividend reinvestment plan in accordance with the description set forth in the Fund's current prospectuses, the Shares will be validly issued, fully paid and nonassessable by the Trust.

         We consent to the inclusion of this opinion as an exhibit to the Registration Statement.


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         In addition, we hereby consent to the use of our name and to the reference to our firm under the caption "Counsel" in the Prospectus and the Statements of Additional Information, which are included as part of this Registration Statement.

                                                     Very truly yours,

                                                     /s/ MORRISON & FOERSTER LLP

                                                     MORRISON & FOERSTER LLP